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Exhibit 99.2

EXECUTION COPY

TECHNOLOGY LICENSE AGREEMENT

        This Agreement is made between Novell, Inc. ("NOVELL"), a Delaware corporation, and The Santa Cruz Operation, Inc. ("SCO"), a California corporation. The effective date of this Agreement shall be the Closing Date of the Asset Purchase Agreement.

        WHEREAS, pursuant to the Asset Purchase Agreement, NOVELL shall be entitled to retain and to exercise, after the Closing Date, certain licenses for Licensed Technology, including related documentation and support.

        NOW, THEREFORE, for mutual consideration, the adequacy and sufficiency of which are acknowledged, the parties agree as follows:

I.    DEFINITIONS

        For purposes of this Agreement:

        "Asset Purchase Agreement" means the September 19, 1995 Asset Purchase Agreement between NOVELL and SCO, as amended by Amendment No. 1 to the Asset Purchase Agreement dated as of December 6, 1995.

        "Assigned Vendor Agreement" means an agreement (i) originally entered into by NOVELL, or a predecessor in interest of NOVELL, for the acquisition of software to be incorporated into or bundled with Licensed Technology, and (ii) imposing payment obligations on NOVELL that were assumed by SCO under the Asset Purchase Agreement.

        The terms "Assets", "Change of Control", "Closing Date", "Licensed Technology" and "Transitional Contracts" shall have the respective meanings attributed to such terms in the Asset Purchase Agreement.

II.    NOVELL'S RETAINED LICENSES

  A.
  Effective upon the Closing Date and in connection with the transfer of the Assets by NOVELL to SCO pursuant to the Asset Purchase Agreement, NOVELL hereby retains, with the consent of SCO and, shall have a non-exclusive, non-terminable, world-wide, fee-free license to

  (1)
  use, reproduce and modify, and authorize its customers to use, reproduce and modify, Licensed Technology (including related documentation) in their respective internal business operations; and

  (2)
  subject to paragraphs B and C of this Section II, to sublicense and distribute, and authorize its customers to sublicense and distribute, such Licensed Technology and modifications thereof, in source and binary form; provided, however, that (i) such technology and modifications may be sublicensed and/or distributed by NOVELL solely as part of a bundled or integrated offering ("Composite Offering"); (ii) such Composite Offering shall not be directly competitive with core application server offerings of SCO, and (iii) the Licensed Technology shall not constitute a primary portion of the value of such Composite Offering. SCO understands and acknowledges that such restrictions on sublicensing and/or distribution shall not affect any rights specifically retained by NOVELL under the Asset Purchase Agreement, including but not limited to rights under Transitional Contracts.

  B.
  In the event of a Change of Control of SCO, and commencing with the effective date of such Change of Control, the proviso in subparagraph IIA(2) setting forth restrictions on the sublicense and/or distribution of Licensed Technology and modifications thereof shall cease to exist.

  C.
  In the event of a Change of Control of NOVELL, and commencing with the effective date of such Change of Control, the term "Composite Offering" in the proviso of subparagraph IIA(2) above shall be restricted to bundled and integrated offerings of NOVELL or its customers, as the case may be, that have been developed or substantially developed as of the effective date of such Change of Control.

III.    OWNERSHIP

        As between NOVELL and SCO:

  (1)
  Ownership of Licensed Technology shall reside in SCO.

  (2)
  Ownership of any modifications made to Licensed Technology pursuant to the licenses specified in Section II above shall reside in NOVELL.

IV.    REIMBURSEMENT TO SCO FOR CERTAIN PAYMENT OBLIGATIONS

        In the event that the exercise of any of NOVELL's licenses specified in Section II above results in an obligation on the part of SCO to remit any payment to a third party under an Assigned Vendor Agreement, NOVELL shall reimburse SCO for the amount of any such payment remitted by SCO to such third party.

V.    SUPPORT

        With respect to any version or load of the "Eiger" product forming part of the Licensed Technology, SCO shall provide to NOVELL a reasonable degree of support to assist NOVELL's licensing activities pursuant to Section II above.

VI.    DISCLAIMER OF WARRANTY

        THE PARTIES AGREE THAT LICENSED TECHNOLOGY IS PROVIDED "AS IS". ANY AND ALL WARRANTIES OF ANY KIND WHATSOEVER WITH RESPECT TO LICENSED TECHNOLOGY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES AGAINST INFRINGEMENT OF ANY THIRD PARTY PROPRIETARY RIGHT, ARE EXPRESSLY DISCLAIMED AND EXCLUDED.

VII.    ASSIGNMENT

  A.
  Neither party hereto may assign this Agreement or any of its rights hereunder to any other person or entity without the prior written consent of the other party; provided, however, that either party may assign its rights and delegate its obligations under this Agreement to its corporate parent, another subsidiary of such parent, or a third party transferee of substantially the entire portion of such party's business to which this agreement relates.

  B.
  Subject to Paragraph A of this Section, this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of NOVELL and SCO and is not intended to confer upon any other person any rights or remedies hereunder.

VIII.    ENTIRE AGREEMENT

        This Agreement and the Asset Purchase Agreement constitute the entire understanding between the parties with respect to its subject matter, and supersede all prior understandings, both written and oral, between them relating to such subject matter.

IX.    NO WAIVER

        No waiver, modification or amendment of any provision of this Agreement shall be effective unless made in writing and signed by duly authorized representatives of both parties.

X.    GOVERNING LAW

        This Agreement shall be governed by, and construed in accordance with, the substantive laws of California.

        IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives on the respective dates indicated below.

NOVELL, INC.		THE SANTA CRUZ OPERATION, INC.
By:	/s/ R. DUFF THOMPSON	By:	/s/ ALOK MOHAN
Printed Name:	R. Duff Thompson	Printed Name:	Alok Mohan
Title:	Senior Vice President-Corporate Development	Title:	Chief Executive Officer
Date:	December 6, 1995	Date:	December 6, 1995

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  Exhibit 99.2
TECHNOLOGY LICENSE AGREEMENT